EXHIBIT 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
1001 Haxall Point
Rlchamond, Virginia 23219
804.697.1200 telephone
www.troutmansanders.com

November 4, 2010

NTELOS Holdings Corp.

401 Spring Lane, Suite 300

P.O. Box 1990

Waynesboro, Virginia 22980

Registration Statement on Form S-3

NTELOS Holdings Corp.

Ladies and Gentlemen:

We have acted as counsel to NTELOS Holdings Corp., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 4, 2010, pursuant to the Securities Act of 1933, as amended (the “Act”). This Registration Statement relates to the offering, from time to time, together or separately and in one or more series, of the following securities of the Company: (i) common stock, par value $0.01 per share (“Common Stock”); (ii) preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) warrants to purchase other Securities (“Warrants”); (iv) units representing ownership of any combination of other Securities (“Units”); (v) senior debt securities (“Senior Debt Securities”); and (vi) subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, “Debt Securities”). The Common Stock, Preferred Stock, Warrants, Units, and Debt Securities are hereinafter referred to collectively as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

The Securities will have an aggregate offering price of up to $300,000,000 and will be offered on a continuous or delayed basis as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to the provisions of Rule 415 under the Act.

Warrants will be issued either independently or together as Units with other Securities and will be issued pursuant to a warrant agreement by and between the Company and a bank or trust company as warrant agent. Terms of the Warrants and the warrant agreement will be set forth in the applicable Prospectus Supplement.

The Debt Securities will be executed and delivered pursuant to one or more indentures (collectively, the “Indentures”) by and among the Company and a financial institution to be identified therein, as trustee (the “Trustee”), in the forms attached as Exhibits 4.7 and 4.8 to the Registration Statement, as such Indentures may be supplemented from time to time.

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof; (iii) the legal capacity of natural persons; and (iv) the genuineness of signatures not witnessed by us.

To the extent that the obligations of the Company under any warrant agreement or Indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable warrant agent or Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the applicable warrant agent or Trustee is duly qualified to engage in the activities contemplated by the warrant agreement or Indenture, as applicable

November 4, 2010

(including as required by the Trust Indenture Act of 1939, as amended); (iii) the warrant agreement or Indenture has been duly authorized, executed and delivered by the warrant agent or Trustee, as applicable, and constitutes the valid and binding obligation of the warrant agent or Trustee, as applicable, enforceable against the warrant agent or Trustee, as applicable, in accordance with its terms; (iv) the warrant agent or Trustee is in compliance, with respect to acting as a warrant agent or Trustee under the warrant agreement or Indenture, as applicable, with all applicable laws and regulations; and (v) the warrant agent or Trustee has the requisite organizational and legal power and authority to perform its obligations under the warrant agreement or Indenture, as applicable.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.	The shares of Common Stock, when (A) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form have been duly made in the share register of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon receipt of the consideration approved by the Board therefor (not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable.

2.	The shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the Preferred Stock and to approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such Preferred Stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) any Securities underlying such Preferred Stock have been validly issued as contemplated by the relevant Paragraphs in this opinion and (C) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form have been duly made in the share register of the Company either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon receipt of the consideration approved by the Board therefor (not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable.

3.	The Warrants, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of Warrants, including the authorization of the underlying Securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the Warrants have been duly executed and delivered by the Company and the warrant agent appointed by the Company, (C) the Securities underlying such Warrants have been validly issued as contemplated by the relevant Paragraphs in this opinion and (D) certificates representing the warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable warrant agreement and definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will be valid and binding obligations of the Company.

November 4, 2010

4.	The Units, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Units have been, if required, duly executed and delivered by the Company, (C) the Securities underlying such Units have been validly issued as contemplated by the relevant Paragraphs in this opinion and (C) certificates, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement and definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will be valid and binding obligations of the Company.

5.	The Debt Securities, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of Debt Securities and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the applicable Indenture has been duly executed and delivered by the Company and the Trustee, (C) any Securities underlying such Debt Securities have been validly issued as contemplated by the relevant Paragraphs in this opinion, (D) the Debt Securities have been authenticated by the Trustee and (E) the Debt Securities have been duly executed and delivered by the Company in accordance with the terms of the Registration Statement, the applicable Indenture, and applicable law, and definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will be valid and binding obligations of the Company.

In rendering the opinions expressed in Paragraphs 1 through 5 above, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law and pursuant to an in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, unit agreement or Indenture and will take any other appropriate additional corporate action; (iii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become and remain effective under the Act; (iv) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities; and (v) Securities that constitute Common Stock, Preferred Stock or Securities in respect of underlying Common Stock or Preferred Stock, sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect to the Securities or as to the effect that the Company’s performance of such obligations may have upon any of the matters referenced above.

The foregoing opinions are limited to the federal law of the United States of America, the laws of the State of New York and the Delaware General Corporation Law (including the relevant statutory provisions, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

The foregoing opinions are subject to and qualified and limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by general equitable principles (whether considered in a proceeding at law or in equity) and no opinion is expressed as to the availability of the remedy of specific performance.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

November 4, 2010

This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement and the Securities, and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP
Troutman Sanders LLP